Exhibit 11

Interiors, Inc.
Computation of weighted average shares
For the Nine and Three months ended
March 31, 1998

                                                                       (000)       (000)        (000)       (000)
                                                                       Common      Shares vs.   Weighted    Weighted
                                                                       A & B       Note Rec.    Basic       Diluted
Total Issued at June 30, 1997                                           7,031
Escrow shares at June 30, 1997                                         (1,250)
Shares vs. Note Receivable at June 30, 1997                              (250)
                                                                         -----

Basic Common  A & B shares for EPS at June 30, 1997                     5,531          250        5,531       5,781

Additional Basic Shares                                                 2,798                       308         308
Additional Shares vs. Note Receivable                                                  730                       72

Basic Common  A & B shares for EPS at March 31, 1998                    8,329          980        5,839       6,161
                                                                                                  =====       =====
Shares vs. Note Receivable at March 31, 1998                              980
Escrow shares at March 31, 1998                                         8,750
Total Issued March 31, 1998                                            18,059
                                                                       ======

Computation of weighted average shares                                 (000)       (000)        (000)       (000)
For Three months ended March 31, 1998                                  Common      Shares vs.   Weighted    Weighted
                                                                       A & B       Note Rec.    Basic       Diluted
Total Issued at December 31, 1997                                       7,031
Escrow shares at December 31, 1997                                     (1,250)
Shares vs. Note Receivable at December 31, 1997                          (250)
                                                                         -----

Basic Common  A & B shares for EPS at December 31, 1997                 5,531          250        5,531       5,781

Additional Basic Shares                                                 2,798                     1,158       1,158
Additional Shares vs. Note Receivable                                                  730                      219

Basic Common  A & B shares for EPS at March 31, 1998                    8,329          980        6,689       7,158
                                                                                                  =====       =====
Shares vs. Note Receivable at March 31, 1998                              980
Escrow shares at March 31, 1998                                         8,750
Total Issued March 31, 1998                                            18,059
                                                                       ======

The above schedule should be read in conjunction with the Statement of Changes in Stockholders' Equity